FORM 10f-3	FUND:
PaineWebber Mid Cap Fund

Record of Securities Purchased Under the Fund's Rule 10f-3
Procedures


1.	Issuer:  Buy.Com Inc.

2.	Date of Purchase:  2/8/00	3.  Date
offering commenced:  2/7/00

4.	Underwriters from whom purchased:   Merrill
Lynch

5.	"Affiliated Underwriter" managing or participating
in syndicate:  PaineWebber

6.	Aggregate principal amount of purchase:  16,700

7.	Aggregate principal amount of offering:
$17,000,000

8.	Purchase price (net of fees and expenses):  $13.00

9.	Initial public offering price:  $13.00
10.	Commission, spread or profit:  	%	$.55

11.	Have the following conditions been satisfied?

Y
E
S
N
O
a.	The securities are part of an issue registered under
the Securities Act of 1933 which is being offered to the public.


X

b. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
c. The securities were purchased at a price not more than the price paid by each other purchaser in the offering.
d. The underwriting was a firm commitment underwriting.

X


X

X




e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f. The issuer of the securities and any predecessor have been in continuous operations for not less than three years.
g. The amount of such securities purchased by all of the investment companies advised by Mitchell
Hutchins (or the Fund's Sub-Adviser, if applicable) did not exceed 25% of the principal amount of the offering.
h. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sales.

 Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, "Affiliated Underwriter" is defined as PaineWebber Group Inc. and any of its affiliates, including PaineWebber Incorporated. In the case of a Fund advised by a Sub-Adviser, "Affiliated
Underwriter" shall also include any brokerage affiliate of the Sub-Adviser.



X


X



X


X


Approved:  /s/ Antony J. Scott
Date:  2-7-00


FORM 10f-3	FUND:
PaineWebber Mid Cap Fund

Record of Securities Purchased Under the Fund's Rule 10f-3
Procedures


1.	Issuer:  Hotel Reservation Networks

2.	Date of Purchase:  2/25/00	3.  Date
offering commenced:  2/25/00

4.	Underwriters from whom purchased:   Donaldson
Lufkin & Jenrette
5.	"Affiliated Underwriter" managing or participating
in syndicate:  PaineWebber

6.	Aggregate principal amount of purchase:  5,000

7.	Aggregate principal amount of offering:  5,400,000

8.	Purchase price (net of fees and expenses):  $16.00
9.	Initial public offering price:  $16.00

10.	Commission, spread or profit:  	%	$.67

11.	Have the following conditions been
satisfied?
Y
E
S
N
O
a.	The securities are part of an issue registered
under the Securities Act of 1933 which is being offered to the public.

X

b. The securities were purchased prior to the end of the first day on which any sales are made
(or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
c. The securities were purchased at a price not more than the price paid by each other purchaser in the offering.
d. The underwriting was a firm commitment underwriting.

X


X

X




e. The commission, spread or profit was
reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f. The issuer of the securities and any
predecessor have been in continuous
operations for not less than three years.
g. The amount of such securities purchased by all of the investment companies advised by Mitchell Hutchins (or the Fund's Sub-Adviser, if applicable) did not exceed 25% of the principal amount of the offering.
h. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sales.

 Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.
In particular, "Affiliated Underwriter" is defined as PaineWebber Group Inc. and any of its affiliates, including PaineWebber
Incorporated. In the case of a Fund advised by a Sub-Adviser, "Affiliated Underwriter" shall also include any brokerage affiliate of the Sub-Adviser.



X


X



X


X


Approved:  /s/ Antony J. Scott
Date:  3-6-00

FORM 10f-3	FUND:
PaineWebber Mid Cap Fund

Record of Securities Purchased Under the Fund's Rule 10f-3
Procedures


1.	Issuer:  Breezecom Ltd
2.	Date of Purchase:  3/23/00	3.  Date
offering commenced:  3/23/00

4.	Underwriters from whom purchased:   CIBC
Oppenheimer

5.	"Affiliated Underwriter" managing or participating
in syndicate:  PaineWebber

6.	Aggregate principal amount of purchase:  11,000

7.	Aggregate principal amount of offering:  5,000,000

8.	Purchase price (net of fees and expenses):  $20.00
9.	Initial public offering price:  $20.00

10.	Commission, spread or profit:  	%
$.90

11.	Have the following conditions been
satisfied?
Y
E
S
N
O
a.	The securities are part of an issue
registered under the Securities Act of 1933 which is being offered to the public.

X

b. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
c. The securities were purchased at a price not more than the price paid by each other purchaser in the offering.
d. The underwriting was a firm commitment underwriting.

X


X

X




e. The commission, spread or profit was
reasonable and fair in relation to that
being received by others for underwriting similar securities during the same period.
f. The issuer of the securities and any
predecessor have been in continuous
operations for not less than three years.
g. The amount of such securities purchased by all of the investment companies advised by Mitchell Hutchins (or the Fund's Sub-
Adviser, if applicable) did not exceed 25% of the principal amount of the offering.
h. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sales.

 Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, "Affiliated
Underwriter" is defined as PaineWebber
Group Inc. and any of its affiliates,
including PaineWebber Incorporated.  In
the case of a Fund advised by a Sub-
Adviser, "Affiliated Underwriter" shall
also include any brokerage affiliate of the Sub-Adviser.



X


X



X


X


Approved:  /s/ Antony J. Scott
Date:  3-27-00


Mid Cap Fund
Managed Assets Trust